GLOBAL AMENDMENT TO MANAGEMENT AGREEMENTS

     THIS GLOBAL AMENDMENT TO AGREEMENTS TO PROVIDE MANAGEMENT SERVICES TO ASSISTED LIVING FACILITIES (the "Amendment") is made and entered into effective as of the 30th day of June, 2003 by and between EMERITUS CORPORATION
("Manager"), ESC IV, LP., a Washington limited partnership ("Assignee") and HB-ESC I, LLC, a Washington limited liability company ("HB-ESC I"), HB-ESC II, LLC, a Washington limited liability company ("HB-ESC II") and HB-ESC V, LP, a Washington limited partnership ("HB-ESC V" and together with HB-ESC I and HB-ESC II, the "HB Licensees").

                                    RECITALS

     A. WHEREAS, the HB Licensees and Manager are parties to those certain Agreements to Provide Management Services to Assisted Living Facility as specifically set forth on Exhibit A, attached hereto and made a part hereof, (the "Management Agreements") with respect to the management by Manager or by Assignee pursuant to that certain Assignment of Management dated May 1,2002 (the "Assignment") for the assisted living facilities as further set forth on Exhibit A (the "Facilities").

B. WHEREAS, concurrent with the execution of this Amendment, Manager and the HB Licensees intend to enter into (1) a Termination of Amended and Restated Funding Agreement to terminate Manager's funding of certain Operating Losses related to the Facilities; and (2)a binding Purchase Agreement (the "Purchase Agreement") to document the terms of a transaction whereby Manager will acquire and/or assume and the HB Licensees will sell and/or assign all of the HB Licensees' right, title and interest in each of the leasehold estates for the Facilities on the terms and conditions of the Purchase Agreement and upon the same such assignment and assumption the Management Agreements and each of them shall terminate.

     C. WHEREAS, Manager, Assignee and each of the HB Licensees are interested in amending the terms of the Management Agreements for the period in which the Purchase Agreement is in effect.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

1. Article IV of each of the Management Agreements is amended to add the following language at the end of the paragraph:

Notwithstanding the foregoing, in the event that the Manager and Licensee enter into a Purchase Agreement whereby the leasehold interest in the Facility is to be transferred to the Manager, during the term of such Purchase Agreement, neither party shall have any right of termination of the Agreement except for cause in the case of a breach of either the Agreement or the Purchase Agreement. Further, in no event shall the


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Manager's  failure  to  close  the  transaction  contemplated  by  the  Purchase
Agreement for a failure to meet a condition to closing result in a termination of the Agreement.

2. Article VIII of each of the Management Agreements is hereby deleted in its entirety and replaced with the following language:

Management  Fee:In  consideration for the provision of the services contemplated
----------------
in this Agreement, Manager shall receive a management fee ("Management Fee") of up to a maximum of seven percent (7%) of the gross revenue generated for the prior month by the Facility, contingent upon and payable out of available cash flow of the Facility. The Management Fee shall be payable on or before the 10th day of each month out of available cash flow in an amount up to 7% of the gross revenues. For purposes of this Agreement, "gross revenues" mean all revenues generated by the operation of the Facility, but shall not include proceeds from the sale of Facility equipment or the Facility, any insurance or condemnation proceeds or any other proceeds from a capital event. For purposes of this Agreement, "cash flow" shall be defined as gross revenues less Facility expenses and lease, rental and/or debt service payments, however cash flow shall be calculated prior to the payment of the Management Fee and any depreciation or amortization charges. If the services of Manager commence or terminate, other than on the first day of the month, the revenues upon which the fee is calculated shall be prorated in proportion to the number of days for which services are actually rendered. The Management Fee provided for herein shall be disbursed by Manager to itself out of the Facility Checking Account as provided in this Agreement.

3. Except as specifically set forth herein, the Management Agreements and each of them shall remain in full force and effect as originally executed by the parties thereto.

4. The execution and performance of this Amendment by the HB Licensees, Manager and Assignee has been duly authorized by all necessary laws, resolutions or corporate action, and this Amendment constitutes the valid and enforceable obligations of the HB Licensees, Manager and Assignee in accordance with its terms.

5. This Amendment represents the entire and final agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions or writings with respect thereto. This Amendment may not be amended or modified except by written instrument signed by the parties hereto. In the event of a conflict between this Amendment and any or all of the Management Agreements or the Assignment, this Amendment shall control.


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6.     This  Amendment  may  be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

7. Each of the parties acknowledges and agrees that it has participated in the drafting and negotiation of this Amendment. Accordingly, in the event of a dispute with respect to the interpretation or enforcement of the terms hereof, no provision shall be construed so as to favor or disfavor any party hereto.

8. In the event of dispute with respect to the interpretation or enforcement of the terms thereof, the prevailing party shall be entitled to collect from the other its reasonable costs and attorneys fees, including its costs and fees on appeal.

9. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Management Agreements.


                            [SIGNATURE PAGE FOLLOWS]


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     IN  WITNESS WHEREOF, the parties hereby execute this Amendment effective as of  the  day  and  year  first  set  forth  above.

                                                            EMERITUS CORPORATION

                             By:  /s/  William M. Shorten
                              Name:   William M. Shorten

                      Its: Director of Real Estate Finance


                                 By: ESC GP II, Inc.
                                 Its: General Partner

                             By:  /s/  William M. Shorten
                              Name:   William M. Shorten

                      Its: Director of Real Estate Finance

                                    HB-ESC I, LLC

                               By:  /s/  Daniel R. Baty
                                    Daniel R. Baty
                                       Manager

                                    HB-ESC II, LLC

                               By:  /s/  Daniel R. Baty
                                    Daniel R. Baty
                                       Manager

         HB-ESC  V,  LLC
                               By: HB-ESC III, LLC
                              Its: General Partner

                               By:  /s/  Daniel R. Baty
                                    Daniel R. Baty
                                       Manager




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                                    EXHIBIT A
                              MANAGEMENT AGREEMENTS

1. That Agreement to Provide Management Services to Assisted Facility dated as of May 9,2002 by and between HB-ESC V, L.P, as Licensee ("Licensee") and Emeritus Corporation, as Manager ("Manager") as amended by that Amended and Restated Funding Agreement dated as of May 1,2002 among Licensee, Manager and certain affiliates of Manager (the "Funding Agreement") and as assigned by that certain Assignment of Management Agreements dated May 1, 2002("Assignment") by and amongst Licensee, Manager and ESC IV, LP, a Washington limited partnership ("Assignee"), with respect to the following assisted living facility:

Kingsley  Place  at  The  Medical  Center
9000  Floyd  Curl  Drive
San  Antonio,  Texas  78240

2. That Agreement to Provide Management Services to Assisted Facility dated as of May 9,2002 by and between HB-ESC V, L.P, as Licensee ("Licensee") and Emeritus Corporation, as Manager ("Manager") as amended by that Amended and Restated Funding Agreement dated as of May 1, 2002 among Licensee, Manager and certain affiliates of Manager (the "Funding Agreement") and as assigned by that certain Assignment of Management Agreements dated May 1, 2002("Assignment") by and amongst Licensee, Manager and ESC IV, LP, a Washington limited partnership ("Assignee"), with respect to the following assisted living facility:

Kingsley  Place  at  Oakwell  Farms
3360  Oakwell  Court
San  Antonio,  Texas  78218

3. That Agreement to Provide Management Services to Assisted Facility dated as of May 9,2002 by and between HB-ESC V, L.P, as Licensee ("Licensee") and Emeritus Corporation, as Manager ("Manager") as amended by that Amended and Restated Funding Agreement dated as of May 1, 2002 among Licensee, Manager and certain affiliates of Manager (the "Funding Agreement") and as assigned by that certain Assignment of Management Agreements dated May 1, 2002("Assignment") by and amongst Licensee, Manager and ESC IV, LP, a Washington limited partnership ("Assignee"), with respect to the following assisted living facility:

Kingsley  Place  at  Stonebridge
1650  S.  Stonebridge  Drive
McKinney,  Texas  75070

4. That Agreement to Provide Management Services to Assisted Facility dated as of May 9,2002 by and between HB-ESC V, L.P, as Licensee ("Licensee") and Emeritus Corporation, as Manager ("Manager") as amended by that Amended and Restated Funding Agreement dated as of May 1,2002 among Licensee, Manager and certain


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affiliates  of Manager (the "Funding Agreement") and as assigned by that certain
Assignment of Management Agreements dated May 1, 2002("Assignment") by and amongst Licensee, Manager and ESC IV, LP, a Washington limited partnership
("Assignee"),  with  respect  to  the  following  assisted  living  facility:

Kingsley  Place  of  Henderson
1000  Richardson  Drive
Henderson,  Texas  75654

5. That Agreement to Provide Management Services to Assisted Facility dated as of May 1,2002 by and between HB-ESC II, LLC., as Licensee ("Licensee") and Emeritus Corporation, as Manager ("Manager") as amended by that Amended and Restated Funding Agreement dated as of May 1, 2002 among Licensee, Manager and certain affiliates of Manager (the "Funding Agreement"), with respect to the following assisted living facility:

Kingsley  Place  at  Alexandria
351  Windermere  Blvd
Alexandria,  Louisiana

6. That Agreement to Provide Management Services to Assisted Facility dated as of May 1,2002 by and between HB-ESC II, LLc., as Licensee ("Licensee") and Emeritus Corporation, as Manager ("Manager") as amended by that Amended and Restated Funding Agreement dated as of May 1,2002 among Licensee, Manager and certain affiliates of Manager (the "Funding Agreement"), with respect to the following assisted living facility:

Kingsley  Place  at  Lake  Charles
2420  Country  Club  Road
Lake  Charles,  Louisiana

7. That Agreement to Provide Management Services to Assisted Facility dated as of May 1,2002 by and between HB-ESC II, LLC., as Licensee ("Licensee") and Emeritus Corporation, as Manager ("Manager") as amended by that Amended and Restated Funding Agreement dated as of May 1,2002 among Licensee, Manager and certain affiliates of Manager (the "Funding Agreement"), with respect to the following assisted living facility:

Kingsley  Place  at  Lafayette
215  West  Farrel  Road
Lafayette,  Louisiana

8. That Agreement to Provide Management Services to Assisted Facility dated as of May 1,2002 by and between HB-ESC I, LLc., as Licensee ("Licensee") and Emeritus Corporation, as Manager ("Manager") as amended by that Amended and Restated Funding Agreement dated as of May 1, 2002 among Licensee, Manager and certain


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affiliates  of  Manager (the "Funding Agreement"), with respect to the following assisted  living  facility:

Kingsley  Place  of  Shreveport
7110  University  Drive
Shreveport,  Louisiana